Exhibit Index





                  Exhibit

                    11        -  Statements re computation
                                 of per share earnings

                                 Exhibit 11
        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                       For the three months
                                                       ended September 30,
                                                       -------------------
                                                         1996       1995
                                                         ----       ----
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ......................    7,780     7,672


Weighted average shares issued .....................      896        18


Acquisition of treasury stock ......................      (14)       (3)


Assumed exercise of certain stock options ..........      375       395
                                                       ------    ------

Weighted shares - end of period ....................    9,037     8,082
                                                       ======    ======

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                                      For the nine months
                                                      ended September 30,
                                                      -------------------
                                                         1996      1995
                                                       -------   -------
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ......................    7,682     7,656


Weighted average shares issued .....................      419        41


Acquisition of treasury stock ......................      (57)      (14)


Assumed exercise of certain stock options ..........      435       414
                                                       ------    ------

Weighted shares - end of period ....................    8,479     8,097
                                                       ======    ======